Exhibit 10.32

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

COGNIGEN NETWORKS, INC.

UNSECURED PROMISSORY NOTE

$100,000                                                                                                                                                                   December 27, 2007

FOR VALUE RECEIVED, Cognigen Networks, Inc., a Colorado corporation (the “Company”) promises to pay to BayHill Capital LC, a Utah company (“BHC”), or its registered assigns, in lawful money of the United States of America the principal sum of One Hundred Thousand Dollars ($100,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Unsecured Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to twelve percent (12%) per annum, at the end of each of the Company’s fiscal quarters, computed on the basis of the actual number of days elapsed and a year of 365 days.  All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) March 31, 2008 (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by BHC or made automatically due and payable in accordance with the terms hereof.

The following is a statement of the rights of BHC and the conditions to which this Note is subject, and to which BHC, by the acceptance of this Note, agrees:

1. Definitions.  As used in this Note, the following capitalized terms have the following meanings:

(a)  “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(b) “Event of Default” has the meaning given in Section 4 hereof.

(c) “BHC” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(d) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to BHC pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder.

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(e) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(f) “Securities Act” shall mean the Securities Act of 1933, as amended.

(g) “Transaction Documents” shall mean this Note.

2. Interest.  Interest shall accrue at a rate of twelve percent (12%) per annum.  Accrued interest on this Note shall be calculated and payable at the end of each calendar quarter and when the principal amount hereunder becoms due and payable.

3. Prepayment.  The Company may prepay the outstanding principal balance and accrued interest under the Note any time.

4. Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a)
Failure to Pay.  The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within ten days of the Company’s receipt of BHC’s written notice to the Company of such failure to pay; or

(b)
Breaches of Covenants.  The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note and (i) such failure shall continue for 15 days after the Company receives notice thereof from BHC, or (ii) if such failure is not curable within such 15-day period, but is reasonably capable of cure within 30 days, either (A) such failure shall continue for 30 days or (B) the Company shall not have commenced a cure in a manner reasonably satisfactory to BHC within the initial 15-day period; or

(c)
Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;

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(d)
Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement; or

5. Rights of BHC upon Default.  Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(d)) and at any time thereafter during the continuance of such Event of Default, BHC may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  Upon the occurrence or existence of any Event of Default described in Sections 4(d), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

6. Successors and Assigns.  The rights and obligations of the Company and BHC shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of (i) the Company and the BHC.

8. Transfer of this Note or Securities Issuable on Conversion Hereof.  With respect to any offer, sale or other disposition of this Note, BHC will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of BHC’s counsel, or other evidence if reasonably satisfactory to the Company. Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify BHC that BHC may sell or otherwise dispose of this Note in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 8 that the opinion of counsel for BHC, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify BHC promptly after such determination has been made

9. Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to BHC in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

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10. Payment.  Payment of the principal amount hereunder shall be made in lawful tender of the United States.  Payment of accrued interest shall be made in lawful tender of the United States or in Common Stock, at the discretion of the Company.  If the Company pays the accrued interest in Common Stock, the number of shares of Common Stock will be calculated based on a price of $0.03 per share of Common Stock, and the Company will deliver, or cause to be delivered, certificates representing the shares of Common Stock within thirty (30) days of the principal amount hereunder becoming due and payable.

11. No Rights as Stockholders.  This Note does not entitle the BHC to any voting rights or other rights as a stockholder of the Company.

12. Default Rate; Usury.  During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal twenty percent (20%).  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

13. Subordinate Note.  This Note is expressly subordinate to any current or future indebtedness of the Company (the “Senior Indebtedness”), including but not limited to: (i) all indebtedness of the Company to banks, commercial financial lenders, insurance companies or other financial institutions or lessors regularly engaged in the business of lending money (including, but not limited to, indebtedness of the Company to SVB Silicon Valley Bank, Vencore Capital and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

14. Waivers.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

15. Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the conflicts of law provisions of the State of Utah or of any other state.

The Company has caused this Unsecured Promissory Note to be issued as of the date first written above.

COGNIGEN NETWORKS, INC.,
a Colorado corporation

By: ___________________________

Name: _________________________

Title: __________________________

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